                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                          Boston, Massachusetts 02109
                           Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054



                                              January 15, 2004

Eaton Vance Tax-Advantaged Global Dividend Income Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000 of 5,000 shares of beneficial interest, net asset value of $20.00 per share ("Initial Shares") in Eaton Vance Tax-Advantaged Global Dividend Income Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                              Very truly yours,

                                              EATON VANCE MANAGEMENT


                                              By:  /s/ William M. Steul
                                              ---------------------------------
                                                   William M. Steul
                                                   Treasurer and Vice President